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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) August 16, 2001
                                                 ---------------

                               MBT FINANCIAL CORP.
                         (Name of Issuer in its charter)


           Michigan                         000-30973              383516922
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(State or Other Jurisdiction of     (Commission File Number)  (I.R.S. Employer
       Incorporation)                                        Identification No.)


102 East Front Street, Monroe, Michigan                         48161
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's Telephone Number, including Area Code     (734) 242-2893
                                                       -----------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.           OTHER EVENTS

         Registrant's Common Shares, no par value, are registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). This report updates the description of Registrant's Common Shares.

         The Registrant is a Michigan corporation. The Registrant's Restated Articles of Incorporation authorize the issuance of 30,000,000 Common Shares. There are no conversion terms, sinking fund provisions, redemption provisions or preemptive rights associated with Registrant's Common Shares. Upon receipt of consideration by the Registrant as fixed by Registrant's board of directors, each Common Share issued is then fully paid and nonassessable. In the event of any liquidation of the Registrant, holders of the Common Shares will be entitled to share ratably in all assets available for distribution after payment of Registrant's liabilities.

         The holders of Common Shares will be entitled to the payment of dividends when, as and if declared by the board of directors of Registrant and paid out of funds, if any, available under applicable laws and regulations for the payment of dividends.

         No restrictions on alienability of the Common Shares are imposed by the Restated Articles of Incorporation and Bylaws of the Registrant. However, in some instances, the Registrant may impose restrictions on the sale or other transfer of the Common Shares to the extent necessary to assure compliance with federal and state securities laws and regulations.

         The holders of the Common Shares possess exclusive voting rights with respect to the capital stock of the Registrant. Except to the extent otherwise provided in the Michigan Business Corporation Act as to "control share acquisitions", each holder of Common Shares is entitled to one vote for each Common Share held of record on all matters submitted to a vote of holders of Common Shares. With some exceptions, the Michigan Business Corporation Act provides that shareholders of a Michigan corporation that has not opted out of the provisions regarding "control share acquisitions" will not be able to vote "control shares" that are acquired unless certain conditions are met, including approval by a majority of the votes cast by shareholders other than the shareholder making the "control share acquisition". A "control share acquisition" is each acquisition of (1) 1/5 or more but less than 1/3 of the outstanding shares, (2) 1/3 or more but less than a majority of the outstanding shares, or (3) a majority of the outstanding shares. Registrant has not opted out of these "control share acquisition" provisions of the Michigan Business Corporation Act.

         Holders of Common Shares do not have cumulative voting rights in the election of directors. Directors of the Registrant are elected by a plurality of the votes cast by the holders of Common Shares entitled to vote in the election. On all other matters requiring a vote of holders of the Common Shares, unless a greater vote is required by the Michigan Business Corporation Act or Registrant's Restated Articles of Incorporation,


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the corporate action must be authorized by the vote of a majority of the Common
Shares cast by shareholders entitled to vote on the matter.

         Registrant's Restated Articles of Incorporation require the affirmative vote of at least two-thirds (66-2/3%) of Registrant's outstanding Common Shares for any merger of Registrant with any other corporation, unless Registrant owns 90% or more of the subsidiary corporation with which it is merging, in which case the subsidiary corporation may be merged into Registrant without the approval of shareholders of Registrant unless it is otherwise required by the Michigan Business Corporation Act.

         The provisions of the Registrant's Restated Articles of Incorporation described in the preceding paragraph may have the effect of delaying, deferring or otherwise making more difficult a change in control of the Registrant.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATED:   August 16, 2001

                                              MBT Financial Corp.

                                              /s/ Eugene D. Greutman
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                                              Eugene D. Greutman, Treasurer